UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

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                                 FORM 8-K

                              CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                     November 11, 2004 (November 5, 2004)


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                        THE GREAT ATLANTIC & PACIFIC
                              TEA COMPANY, INC.
             (Exact name of registrant as specified in its charter)


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           Maryland                        1-4141                   13-1890974
(State or other jurisdiction of    (Commission file number)    (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                            Two Paragon Drive
                        Montvale, New Jersey 07645
                  (Address of principal executive offices)

                              (201) 573-9700
              (Registrant's telephone number, including area code)

                               Not Applicable
            (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.        Entry into a Material Definitive Agreement.

                  On November 5, 2004, The Great Atlantic & Pacific Tea Company, Inc. (the "Company") entered into a Confidential Separation and Release Agreement (the "Agreement") with William P. Costantini, the Company's Senior Vice President, General Counsel and Secretary relative to Mr. Costantini's resignation, effective December 31, 2004, from his positions with the Company. In addition to agreeing to meet their respective obligations under the existing employment agreement, the parties agreed, among other things, that Mr. Costantini's earned options would vest on his resignation date and be exercisable for three years thereafter and that Mr. Costantini would release the Company from any possible claims in connection with his employment and resignation.



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                                    SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 11, 2004


                       THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                       By:    /s/ Mitchell P. Goldstein
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                       Name:    Mitchell P. Goldstein
                       Title:   Senior Vice President, Chief Financial Officer